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                                  EXHIBIT 10.27

                                  June 1, 2001

David Carter

Dear David:

On behalf of Good Guys, it is my pleasure to confirm our offer of employment to the position of Director of Financial Planning and Analysis in the Finance Department. Your initial start date will be June 1, 2001. Your salary will be $6,667 semi-monthly ($160,000 annually). You will be eligible for the Key Manager Bonus program with a targeted bonus of 20 percent.

Additionally you will be granted 30,000 shares of stock options. These options will vest over a period of three years, and will be awarded at the market price as of the day in which the Board of Directors approves the grant of the options.

You will be eligible for the Company Benefits Plan effective the first of the month following your start date with the Company. You will receive information about your medical benefits as well as other benefits and Company policies and procedures during the next week.

While we hope our relationship will be long and mutually beneficial, employment at Good Guys is "at-will". "At-will" employment applies to termination of employment as well as promotions, demotions, disciplinary action, salary changes and all other decisions affecting employment. It should be recognized that neither you, nor we, have entered any contract of employment, express or implied. No one other than the President or Chief Executive Officer has the authority to make an agreement that conflicts with the above and any such agreement must be in writing.

As a condition of your employment, you are required to sign the enclosed Company's Code of Conduct Agreement. Please bring the signed form with you on your first day of employment. Additionally, Good Guys is required to verify the identity and employment eligibility of every candidate. Please refer to the enclosed form for the appropriate identification needed and bring it with you on your start date.


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David, welcome to the company and our team! We look forward to working with you.
Should you have any questions regarding the information that has been presented in this letter, please do not hesitate to call me at 510.747.6056.

                                          Sincerely,

                                          /s/ ROBERT STOFFREGEN
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                                          Robert Stoffregen
                                          Chief Financial Officer

I accept the offer

/s/ DAVID CARTER                          6/01/01
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Signature                                 Date

Enc. I-9, Code of Conduct Agreement.


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